                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   FORM 8-K/A

                                  CURENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) August 20, 2001

                                 AUTODESK, INC.
             (Exact name of registrant as specified in its charter)

              Delaware                    0-14338            94-2819853
     (State or other jurisdiction       (Commission        (IRS Employer
           of incorporation)            File Number)     Identification No.)


     111 McInnis Parkway, San Rafael, California                 94903
      (Address of principal executive offices)                 (Zip Code)


        Registrant's telephone number, including area code (415) 507-5000

                                       N/A
          (Former name or former address, if changed since last report)

The undersigned Registrant hereby amends the following items of its Current Report on Form 8-K dated August 20, 2001 and filed with the Securities and Exchange Commission on August 31, 2001.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On August 20, 2001, Autodesk, Inc. (the "Registrant") acquired the remaining outstanding stock of Buzzsaw.com, Inc., a Delaware corporation, for $15.0 million in cash plus the assumption of liabilities. As of the date of the acquisition, the Registrant held a 40 percent interest in Buzzsaw.com, Inc.

The total amount of liabilities assumed was $13.3 million.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

The following financial statements, pro forma financial information and exhibits are filed as part of this report:

     (a) Pursuant to Item 7(a)(4), the Registrant is filing the following financial statements of Buzzsaw.com, Inc., the business acquired:

          Audited Financial Statements (see Exhibit 99.1):

               Report of Independent Auditors

               Balance Sheets - As of December 31, 2000 and 1999

               Statements of Operations - Year ended December 31, 2000 and Periods from inception (August 19, 1999) to December 31, 1999 and 2000

               Statement of Redeemable Convertible Preferred Stock and Stockholders' Deficit - Year ended December 31, 2000 and Period from inception (August 19, 1999) to December 31, 1999.

               Statements of Cash Flows - Year ended December 31, 2000 and Periods from inception (August 19, 1999) to December 31, 1999 and 2000

               Notes to Financial Statements

          Unaudited Interim Financial Statements

               Statements of Operations - Six Months ended June 30, 2001 and
               2000

               Balance Sheets - As of June 30, 2001 and 2000

               Condensed Statements of Cash Flows - Six Months ended June 30, 2001 and 2000

               Notes to Financial Statements

     (b) The Registrant is filing the following unaudited pro forma financial statements of Buzzsaw.com, Inc., the business acquired:

               Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended January 31, 2001 with respect to the Registrant and for the year ended December 31, 2000 with respect to Buzzsaw.com, Inc.

               Unaudited Pro Forma Condensed Combined Statements of Operations for the six months ended July 31, 2001 with respect to the Registrant and for the six months ended June 30, 2001 with respect to Buzzsaw.com, Inc.

               Unaudited Pro Forma Condensed Combined Balance Sheet as of July 31, 2001 with respect to the Registrant and June 30, 2001 with respect to Buzzsaw.com, Inc.

          Notes to Pro Forma Condensed Combined Financial Statements.


               The unaudited pro forma financial information is presented for illustrative purposes only. It is not necessarily indicative of the operating results or financial position that would have occurred if the acquisition had been consummated earlier, nor is it necessarily indicative of future operating results or financial position.

     (c) Exhibits

          99.1 Audited Financial Statements of Buzzsaw.com, Inc. (a development stage company) as of December 31, 2000 and 1999, and for the year ended December 31, 2000 and the periods from inception (August 19, 1999) to December 31, 1999 and 2000

ITEM 7 (A) - UNAUDITED INTERIM  FINANCIAL STATEMENTS

                                BUZZSAW.COM, INC.
                          (a development stage company)
                            Statements of OPERATIONS
                                 (In thousands)
                                   (Unaudited)

                                                                       Six months ended June 30,
                                                                   2001                       2000
                                                            ------------------------------------------------


Net revenues                                                 $            4,404         $            1,754
                                                            ---------------------      ---------------------

Costs and expenses:

   Cost of revenues                                                       6,888                      2,417

   Marketing and sales                                                    7,089                     10,471

   Research and development                                               5,319                      6,368

   General and administrative                                             2,332                      5,375

   Amortization of goodwill and purchased intangibles                       315                        156

   Nonrecurring charges                                                   8,935                      1,100
                                                            ---------------------      ---------------------

                                                                         30,878                     25,887
                                                            ---------------------      ---------------------

Loss from operations                                                    (26,474)                   (24,133)

Interest and other income, net                                              126                      1,030
                                                            ---------------------      ---------------------

Net loss                                                                (26,348)                   (23,103)

Accretion attributable to preferred stock                                (3,562)                    (2,055)
                                                            ---------------------      ---------------------

Net loss available to common shareholders                    $          (29,910)        $          (25,158)
                                                            =====================      =====================


                             See accompanying notes.

                                BUZZSAW.COM, INC.
                          (a development stage company)
                                 BALANCE SHEETS
                                 (In thousands)
                                   (Unaudited)


                                                                                               As of June 30,
                                                                                       2001                       2000
                                                                              -------------------------------------------------

Current assets

     Cash and cash equivalents                                                $              3,971       $             52,866

     Accounts receivable, net                                                                1,894                      2,453

     Prepaid expenses and other current assets                                                 799                         70
                                                                              ----------------------     ----------------------

         Total current assets                                                                6,664                     55,389

Computer equipment, furniture, and leasehold improvements, at cost:

     Computer equipment and furniture                                                       15,492                      7,065

     Leasehold improvements                                                                  1,958                      1,114

     Less accumulated amortization                                                          (7,731)                    (1,293)
                                                                              ----------------------     ----------------------

         Net computer equipment, furniture, and leasehold improvements                       9,719                      6,886

Purchased technologies and capitalized software, net                                         4,939                      3,126

Goodwill, net                                                                                  797                        975

Other assets                                                                                   730                        698
                                                                              ----------------------     ----------------------

                                                                              $             22,849       $             67,074
                                                                              ======================     ======================

Current liabilities:

     Accounts payable                                                         $              1,855                    $ 2,370

     Accrued compensation                                                                      721                        351

     Deferred revenues                                                                       2,989                         --

     Other accrued liabilities                                                               1,312                      1,621

     Capital lease obligations                                                               2,205                         --
                                                                              ----------------------     ----------------------

        Total current liabilities                                                            9,082                      4,342

Capital lease obligations                                                                    1,088                         --

Commitments and contingencies

Redeemable convertible preferred stock                                                     102,127                     92,929


Stockholders' deficit:


     Common stock and additional paid-in capital                                             1,414                        264

     Deficit accumulated during the development stage                                      (90,862)                   (30,461)
                                                                              ----------------------     ----------------------

         Total stockholders' deficit                                                       (89,448)                   (30,197)
                                                                              ----------------------     ----------------------

                                                                              $             22,849       $             67,074
                                                                              ======================     ======================


                             See accompanying notes.

                                BUZZSAW.COM, INC.
                          (a development stage company)
                       CONDENSED STATEMENTS OF CASH FLOWS
                                 (In thousands)
                                   (Unaudited)


                                                                                         For the six months ended June 30,
                                                                                             2001                   2000
                                                                                     ----------------------------------------

Operating activities

     Net loss                                                                        $       (26,348)        $       (23,103)

     Adjustments to reconcile net loss to net cash provided by operating activities:

       Depreciation and amortization                                                           4,745                   1,424

       Purchased in-process research and development                                              --                   1,100

       Changes in operating assets and liabilities                                              (394)                 (1,238)

       Other                                                                                     231                    (689)
                                                                                     --------------------    ----------------

         Net cash used by operations                                                         (21,766)                (22,506)
                                                                                     --------------------    ----------------

Investing activities

     Net maturities of marketable securities                                                   5,943                      --

     Software development costs                                                               (1,178)                 (1,574)

     Purchase of property and equipment                                                         (410)                 (7,785)

     Business combination, net of cash acquired                                                   --                  (3,917)
                                                                                     --------------------    ----------------

         Net cash provided (used) by investing activities                                      4,355                 (13,276)
                                                                                     --------------------    ----------------

Financing activities

     Proceeds from the issuance of common stock                                                   71                      21

     Proceeds from the issuance of redeemable convertible preferred stock, net                    --                  75,142

     Repayment of capital leases                                                              (1,089)                     --
                                                                                     --------------------    ----------------

         Net cash (used) provided by financing activities                                     (1,018)                 75,163
                                                                                     --------------------    ----------------

Net (decrease) increase in cash and cash equivalents                                         (18,429)                 39,381

Cash and cash equivalents at the beginning of period                                          22,400                  13,485
                                                                                     --------------------    ----------------

Cash and cash equivalents at the end of period                                       $         3,971         $        52,866
                                                                                     ====================    ================

Supplemental schedule of noncash investing and financing activities

     Issuance of common stock in connection with PageMasters, Inc. acquisition       $            --         $           484
                                                                                     ====================    ================




     Notes receivable received from stockholders in exchange for issuance of         $            --         $           162
     common stock
                                                                                     ====================    ================


     Issuance of warrant to purchase common stock in exchange for software           $            --         $           143
                                                                                     ====================    ================

Supplemental disclosures of cash flow information

     Cash paid during the period for interest                                        $           320         $            --
                                                                                     ====================    ================


                             See accompanying notes.

                                BUZZSAW.COM, INC.
                          (a development stage company)
                          NOTES TO FINANCIAL STATEMENTS


1.       Basis of Presentation
The accompanying financial statements reflect all the adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the interim periods. These statements should be read in conjunction with the consolidated financial statements and notes in Buzzsaw.com, Inc.'s financial statements for the year ended December 31, 2000 and the periods from inception (August 19, 1999) to December 31, 1999 and 2000. The results for the six months ended June 30, 2001 are not necessarily indicative of the results for the entire fiscal year ended December 31, 2001, in part due to the subsequent event discussed below.

2.       Nonrecurring charges
During the six months ended June 30, 2001, Buzzsaw.com recorded nonrecurring charges totaling $8.9 million, which resulted from additional purchase consideration paid to the shareholders of PageMasters, Inc. ($7.4 million) and a corporate restructuring which resulted from Buzzsaw.com's efforts to reduce operating expenditures ($1.5 million).

Of the $1.5 million of corporate restructuring costs, $0.4 million related to termination and other employee costs associated with the elimination of 83 positions and $1.1 million related to office closure costs. Employee termination costs included wage continuation and medical and other benefits. Office closure costs included losses on operating lease payments and the write-off of leasehold improvements and equipment. Through June 30, 2001, Buzzsaw.com paid $0.8 million of the corporate restructuring charges. As a result, at June 30, 2001, the remaining liability related to the corporate restructuring charges was $0.7 million.

On March 27, 2000 Buzzsaw.com acquired the assets of PageMasters, Inc., a privately held company. Of the purchase price totaling $4.9 million, $1.1 million was allocated to in-process research and development. For further discussion of the PageMasters, Inc. acquisition, see the Audited Financial Statements of Buzzsaw.com, Inc. (a development stage company) as of December 31, 2000 and 1999, and for the year ended December 31, 2000 and the periods from the inception (August 19, 1999) to December 31, 1999 and 2000, included as Exhibit
99.1 to this Form 8K/A.

3.       Subsequent Event
On August 20, 2001, Autodesk, Inc. (the "Registrant") acquired the remaining outstanding stock of Buzzsaw.com, Inc., a Delaware corporation, for $15.0 million in cash plus the assumption of $13.3 million of liabilities. As of the date of the acquisition, the Registrant held a 40 percent interest in Buzzsaw.com, Inc.

ITEM 7 (B) - PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements of Autodesk, Inc. ("Autodesk") have been prepared to give effect to the acquisition of Buzzsaw.com, Inc. ("Buzzsaw") using the purchase method of accounting. The historical financial information has been derived from the historical financial statements of Autodesk and Buzzsaw and should be read in conjunction with the financial statements and the related notes for Buzzsaw which are included in
Exhibit 99.1 of this Form 8-K filing.

The unaudited pro forma condensed combined balance sheet assumes the merger took place as of July 31, 2001 and allocates the total purchase cost of the fair values of the assets and liabilities of Buzzsaw based on a preliminary valuation.

The unaudited pro forma condensed combined statements of operations assume that the acquisition took place as of the beginning of each of the periods presented and combine Autodesk's unaudited condensed statement of income for the six months ended July 31, 2001 and the historical consolidated statement of income for the year ended January 31, 2001 and Buzzsaw's unaudited condensed statement of operations for the six months ended June 30, 2001 and the historical condensed statement of operations for the year ended December 31, 2000, respectively.

The total estimated purchase cost of Buzzsaw has been allocated on a preliminary basis to assets and liabilities based on management's estimates of their fair value. This allocation resulted in negative goodwill which was applied proportionately to reduce the carrying values of Buzzsaw's long-lived assets to zero.

The unaudited pro forma financial information is presented for illustrative purposes only. It is not necessarily indicative of the operating results or financial position that would have occurred if the acquisition had been consummated as of the dates indicated, nor is it necessarily indicative of future operating results or financial position.

                                 AUTODESK, INC.

                     PROFORMA CONDENSED COMBINED STATEMENTS
                          OF OPERATIONS REFLECTING THE
                        ACQUISITION OF BUZZSAW.COM, INC.
                      (In thousands, except per share data)
                                   (Unaudited)



                                                Autodesk            Buzzsaw.com          Pro Forma            Total Pro
                                               Year ended           Year ended          Adjustments             Forma
                                              January 31,           December 31,
                                                 2001                  2000
                                            ----------------------------------------------------------------------------------


Net revenues                                 $       936,324       $       5,354       $          --           $     941,678
                                            ------------------    ----------------    ----------------        ----------------

Costs and expenses:

   Cost of revenues                                  150,198              14,289              (5,109)      A         159,378

   Marketing and sales                               317,806              20,963                  --                 338,769

   Research and development                          170,487              12,641                  --                 183,128

   General and administrative                        132,524               6,790                  --                 139,314

   Amortization of goodwill and                       26,529                 469                (469)      A          26,529
     purchased intangibles

   Nonrecurring (credits) charges                     (1,234)              1,100                  --                    (134)
                                            ------------------    ----------------    ----------------        ----------------

                                                     796,310              56,252              (5,578)                846,984
                                            ------------------    ----------------    ----------------        ----------------

Income (loss) from operations                        140,014             (50,898)              5,578                  94,694

Interest and other income, net                        21,048               2,158                  --                  23,206
                                            ------------------    ----------------    ----------------        ----------------

Income (loss) before income taxes                    161,062             (48,740)              5,578                 117,900

Provision for income taxes                           (51,540)                 --              19,496       B         (32,044)

Equity in net loss of affiliate                      (16,289)                 --              16,289       C              --
                                            ------------------    ----------------    ----------------        ----------------

Net income (loss)                            $        93,233       $     (48,740)      $      41,363           $      85,856
                                            ==================    ================    ================        ================

Basic net income per share                  $           1.63                                                  $         1.50
                                            ==================                                                ================

Diluted net income per share                $           1.59                                                  $         1.47
                                            ==================                                                ================

Shares used in computing basic net
  income per share                                    57,188                                                          57,188
                                            ==================                                                ================

Shares used in computing diluted net
  income per share                                    58,514                                                          58,514
                                            ==================                                                ================


                             See accompanying notes.

                                 AUTODESK, INC.
                     PROFORMA CONDENSED COMBINED STATEMENTS
                          OF OPERATIONS REFLECTING THE
                        ACQUISITION OF BUZZSAW.COM, INC.
                      (In thousands, except per share data)
                                   (Unaudited)


                                                Autodesk            Buzzsaw.com          Pro Forma            Total Pro
                                            Six months ended        Six months          Adjustments             Forma
                                                July 31,              ended
                                                  2001             June 30, 2001
                                            ---------------------------------------------------------------------------------

Net revenues                                 $       477,100       $       4,404       $          --           $     481,504
                                            ------------------    ----------------    ----------------        ----------------

Costs and expenses:

   Cost of revenues                                   71,918               6,888              (4,430)       A         74,376

   Marketing and sales                               173,557               7,089                  --                 180,646

   Research and development                           89,742               5,319                  --                  95,061

   General and administrative                         65,639               2,332                  --                  67,971

   Amortization of goodwill and                       10,481                 315                (315)       A         10,481
     purchased intangibles

   Nonrecurring charges                                9,774               8,935                  --                  18,709
                                            ------------------    ----------------    ----------------        ----------------

                                                     421,111              30,878              (4,745)                447,244
                                            ------------------    ----------------    ----------------        ----------------

Income (loss) from operations                         55,989             (26,474)              4,745                  34,260

Interest and other income, net                        12,988                 126                  --                  13,114
                                            ------------------    ----------------    ----------------        ----------------

Income (loss) before income taxes                     68,977             (26,348)              4,745                  47,374

Provision for income taxes                           (20,693)                 --              10,539        B        (10,154)

Equity in net loss of affiliate                       (1,211)                 --               1,211        C             --
                                            ------------------    ----------------    ----------------        ----------------

Net income (loss)                            $        47,073       $     (26,348)      $      16,495           $      37,220
                                            ==================    ================    ================        ================

Basic net income per share                  $           0.87                                                  $         0.69
                                            ==================                                                ================

Diluted net income per share                $           0.85                                                  $         0.67
                                            ==================                                                ================

Shares used in computing basic net
  income per share                                    53,885                                                          53,885
                                            ==================                                                ================

Shares used in computing diluted net
  income per share                                    55,558                                                          55,558
                                            ==================                                                ================


                             See accompanying notes.

                                 AUTODESK, INC.
                   PRO FORMA CONDENSED COMBINED BALANCE SHEETS
                 REFLECTING THE ACQUISITION OF BUZZSAW.COM, INC.
                                 (In thousands)
                                   (Unaudited)


                                                   Autodesk            Buzzsaw.com          Pro Forma          Total Pro
                                                 July 31, 2001        June 30, 2001        Adjustments            Forma
                                            -----------------------------------------------------------------------------------

Current assets

     Cash and cash equivalents                $         119,028     $         3,971      $      (15,000) D    $       107,999

     Marketable securities                              155,771                  --                  --               155,771

     Accounts receivable, net                           159,367               1,894                  --               161,261

     Inventories                                         20,567                  --                  --                20,567

     Deferred income taxes                               29,134                  --                  --                29,134

     Prepaid expenses and other current                  35,835                 799                  --                36,634
       assets
                                              -------------------   -----------------   -----------------     ------------------

         Total current assets                           519,702               6,664             (15,000)              511,366

Marketable securities                                   157,904                  --                  --               157,904

Computer equipment, furniture, and                       66,458               9,719              (9,719) E             66,458
leasehold improvements, net

Purchased technologies and capitalized                   14,410               4,939              (4,939) E             14,410
software, net

Goodwill, net                                            44,743                 797                (797) I             44,743

Deferred income taxes                                    19,334                  --              19,446  F             38,780

Other assets                                              7,865                 730              (4,000) G              4,595
                                              -------------------   -----------------   -----------------     ------------------

                                              $         830,416     $        22,849     $       (15,009)      $       838,256
                                              ===================   =================   =================     ==================


Current liabilities:

     Accounts payable                         $          54,241     $         1,855     $           200  H    $        56,296

     Accrued compensation                                48,983                 721                  --                49,704

     Accrued income taxes                               103,626                  --                  --               103,626

     Deferred revenues                                   59,000               2,989                (233) I             61,756

     Other accrued liabilities                           92,964               3,517               2,500  I             98,981
                                              -------------------   -----------------   -----------------     ------------------

        Total current liabilities                       358,814               9,082               2,467               370,363


Other liabilities                                           667               1,088                  --                 1,755



Commitments and contingencies

Minority interest                                        11,549                  --                  --                11,549

Redeemable convertible preferred stock                       --             102,127            (102,127) J                 --

Total stockholders' equity (deficit)                    459,386             (89,448)             84,651  K            454,589
                                              -------------------   -----------------   -----------------     ------------------

                                              $         830,416     $        22,849     $       (15,009)      $       838,256
                                              ===================   =================   =================     ==================


                             See accompanying notes.

                                 AUTODESK, INC.
           NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.       Principles of Presentation

On August 20, 2001, Autodesk, Inc. acquired the remaining outstanding stock of Buzzsaw.com, Inc., a Delaware corporation, for $15.0 million in cash plus the assumption of $13.3 million of liabilities. As of the date of the acquisition, Autodesk held a 40 percent interest in Buzzsaw.com, Inc.

The preliminary allocation of the purchase price resulted in negative goodwill of approximately $11.0 million as of August 20, 2001. In accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations," the carrying values of Buzzsaw.com's long-lived assets were reduced proportionately to the extent of the negative goodwill balance. These adjustments were reflected in the Pro Forma Adjustments column of the accompanying pro forma statements. However, the pro forma adjustments were based on a higher negative goodwill balance as a result of using Buzzsaw.com's June 30, 2001 balance sheet.

The pro forma balance sheet assumes the merger took place as of July 31, 2001 and allocates the total purchase cost of the fair values of the assets and liabilities of Buzzsaw.com based on a preliminary valuation.

The pro forma statements of operations assume that the acquisition took place as of the beginning of each of the periods presented and combine Autodesk's unaudited condensed statement of income for the six months ended July 31, 2001 and the historical consolidated statement of income for the year ended January 31, 2001 and Buzzsaw.com's unaudited condensed statement of operations for the six months ended June 30, 2001 and the historical condensed statement of operations for the year ended December 31, 2000, respectively.

Due to the different fiscal year ends, Buzzsaw.com's July 2001 results of operations were excluded from the accompanying pro forma statements. Buzzsaw.com's actual results for the month of July 2001, were as follows:

                                                       Month ended July 31, 2001
                                                       -------------------------
           Net revenues                                       $     604
           Net loss                                               4,374


This financial information is presented for illustrative purposes only. It is not necessarily indicative of the operating results or financial position that would have occurred if the acquisition had been consummated as of the dates described above, nor is it necessarily indicative of Autodesk's consolidated future operating results or financial position. No attempt has been made to quantify in the pro forma statements the incremental net revenue and reduced costs and expenses that may result from the business combination.

2.       Adjustments to the Pro Forma Statements of Operations

The following adjustments are incorporated in the pro forma statements of operations:

A Adjust depreciation and amortization to reflect revised carrying values of fixed assets and purchased intangibles, resulting from the allocation of negative goodwill.

B Adjust the income tax provision to consider the deductibility of Buzzsaw.com's losses when combined with Autodesk's pre-tax income.

C Reverse equity in net loss of affiliate, which represents Autodesk's proportionate share of Buzzsaw.com's losses.

                                 AUTODESK, INC.
    NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS - (CONTINUED)

3.       Adjustments to the Pro Forma Balance Sheets

The following adjustments are incorporated in the pro forma balance sheets:

D    To reflect the cash consideration paid for the acquisition.

E To reflect the allocation of the purchase price consideration and the allocation of negative goodwill resulting from the fair value of Buzzsaw.com's net assets exceeding the total purchase consideration.

F To reflect the deferred tax asset generated from the expected future utilization of Buzzsaw.com's net operating losses that Autodesk expects to realize and to reflect the tax effect of the temporary differences resulting from the allocation of purchase price.

G To reflect the reversal of Buzzsaw.com losses that Autodesk recognized in excess of its initial investment in Buzzsaw.com since the formation of Buzzsaw.com in August 1999.

H To reflect direct transaction costs which have been included as part of the purchase consideration.

I To reflect the fair value adjustments resulting from the allocation of the purchase price consideration.

J    To reflect the elimination of redeemable convertible preferred stock.

K To reflect the elimination of Buzzsaw.com's stockholders' deficit and the reversal of Buzzsaw.com losses that Autodesk recognized in excess of its initial investment in Buzzsaw.com since the formation of Buzzsaw.com in August 1999 and the goodwill existing on Buzzsaw.com's balance sheet at the acquisition date.

4.       Recent Events

In an effort to reduce operating costs and expenses, Buzzsaw.com eliminated 141 positions (55% of its workforce) between January 1, 2001 and August 20, 2001. Of the total number of positions eliminated, 58 were eliminated in August 2001.

Additionally, Autodesk recently decided to close Buzzsaw.com's headquarters office in San Francisco, California, and move the Buzzsaw.com employees to a new Autodesk office location, which is also in San Francisco.

As a result of these recent events, Autodesk believes that Buzzsaw.com's future on-going operating losses will be significantly less than what Buzzsaw.com historically incurred. As such, management does not believe that the accompanying pro forma financial information is indicative of Autodesk's future combined operating results or financial position.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               AUTODESK, INC.
                               (Registrant)

Dated:   October 15, 2001      /S/ STEVE CAKEBREAD
                               -------------------
                               Steve Cakebread
                               Senior Vice President and Chief Financial Officer
                               (Principal Financial Officer and Principal
                                Accounting Officer)